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Exhibit 99.4

        POLYPORE INTERNATIONAL, INC. PRIVATE
OFFER TO EXCHANGE
$365,000,000 PRINCIPAL AMOUNT OF ITS 7 1/2% SENIOR
NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS
OUTSTANDING 7 1/2% SENIOR NOTES DUE 2017

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Enclosed for your consideration is a Prospectus, dated [    •    ], 2011 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Polypore International, Inc. (the "Company") to exchange $365,000,000 in principal amount of its 7 1/2% Senior Notes due 2017 for all of its outstanding 7 1/2% Senior Notes due 2017, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

        We are asking you to contact your clients for whom you hold the Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold the Original Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of the Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

        Enclosed are copies of the following documents:

  •
  The Prospectus;

  •
  A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;

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  A form of letter that may be sent to your clients for whose accounts you hold the Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and

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  A form of Notice of Guaranteed Delivery.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on [    •    ], 2011, unless extended (the "Expiration Date"). The Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

        To participate in the Exchange Offer, a beneficial owner must either:

  •
  complete, sign and date the Letter of Transmittal and deliver it to the Bank of New York Mellon (the "Exchange Agent") at the address set forth below and deliver to the Exchange Agent physical certificates representing the Original Notes in proper form for transfer; or

  •
  cause a participant in the Depository Trust Company ("DTC") to tender such holder's Original Notes to the Exchange Agent's account maintained at DTC for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal (an "Agent's Message"). By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC participant confirms on behalf of itself and the beneficial owners of tendered Original Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent. If an Agent's Message is not transmitted, a Letter of Transmittal must be delivered to the Exchange Agent as discussed above.

        Additional copies of the enclosed materials may be obtained from the Exchange Agent by calling:

FOR THE ORIGINAL NOTES
The Bank of New York Mellon Corporation
Corporate Trust—Reorganization Unit
480 Washington Boulevard—27th Floor
Jersey City, NJ 07310
Attn: Mr. William Buckley
Telephone: (212) 815-5788
Fax: (212) 298-1915

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Very Truly Yours, POLYPORE INTERNATIONAL, INC.

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  Exhibit 99.4